UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2009 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, N.Y.	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On March 17, 2009, deltathree, Inc. (the “Company”) and Effi Baruch, the Company’s interim Chief Executive Officer, President and Senior Vice President of Operations and Technology, entered into Amendment No. 1 (the “Amendment”) to the Executive Employment Agreement between the Company and Mr. Baruch dated as of December 9, 2008 (the “Agreement”). The material terms and conditions of the Agreement were summarized in, and a copy of the Agreement was attached as Exhibit 99.1 to, the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2008.  Pursuant to the terms of the Amendment, Mr. Baruch’s salary was increased from $156,000 to $186,000 per annum.  All of the other terms and conditions of the Agreement remain the same.

A copy of the Amendment is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
99.1	Amendment No. 1 to Executive Employment Agreement between the Company and Mr. Baruch, dated as of March 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name: Peter Friedman
Title: General Counsel and Secretary

Dated: March 18, 2009